Exhibit 99.1

ADVENT SOFTWARE REPORTS FOURTH QUARTER

AND FULL YEAR 2013 RESULTS

Company Achieves Record Quarterly Revenue of $97.6 Million, up 6% and Record Operating Cash Flow of $36.7 Million, up 12%

SAN FRANCISCO — February 3, 2014 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the fourth quarter and year ended December 31, 2013.

“The fourth quarter capped off a year of record revenue and operating cash flow, while we also expanded non-GAAP operating margin to 30% for the year,” said Pete Hess, Chief Executive Officer of Advent. “Advent’s success, including our strong renewal rates, demonstrates our ability to help customers respond to the evolving trends in investment management.  We are excited about our solutions and ability to expand the value we provide to our clients and shareholders.”

FOURTH QUARTER AND FULL YEAR 2013 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $97.6 million for the fourth quarter of 2013, compared to $92.0 million in the fourth quarter of 2012, a 6% increase.  Total annual revenue for the year ended December 31, 2013 was $383.0 million, compared to $358.8 million recorded in 2012, a 7% increase.

Operating income for the fourth quarter of 2013 was $18.4 million, or 18.9% of revenue, compared to $12.7 million or 13.8% of revenue for the fourth quarter of 2012.  Operating income for the year ended December 31, 2013 was $46.1 million, or 12.0% of revenue, compared to $49.2 million, or 13.7% of revenue, for 2012. Our operating income for fiscal year 2013 included recapitalization charges of $6.0 million and stock compensation expense of $48.2 million, of which $26.7 million was due to the modification of equity awards.

Net income for the fourth quarter of 2013 was $11.0 million compared to $8.0 million in the fourth quarter of 2012. Net income for the year ended December 31, 2013 was $28.8 million compared to $30.2 million for 2012, a 5% decrease. On a fully diluted basis, earnings per share in the fourth quarter of 2013 were $0.20, compared to $0.16 in the fourth quarter of 2012.  On a fully diluted basis, earnings per share for the year ended December 31, 2013 was $0.54, compared to $0.58 for 2012.

Operating cash flow in the fourth quarter of 2013 was $36.7 million, compared with $32.8 million in the fourth quarter of 2012. Operating cash flow for the year ended December 31, 2013 totaled $98.6 million, compared with $86.6 million in 2012, a 14% increase.

Cash, cash equivalents, and marketable securities totaled $34 million as of December 31, 2013, compared to $231 million as of December 31, 2012. Total outstanding debt as of December 31, 2013 was $305 million compared to $95 million as of December 31, 2012. In 2013, the Company paid a one-time special dividend totaling $470 million that was partially financed by long-term debt proceeds.

Deferred revenue as of December 31, 2013 was $194 million, compared to $183 million as of December 31, 2012.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the fourth quarter of 2013 was $28.9 million, or 29.6% of revenue. This represents a 17% increase compared to $24.6 million, or 26.7% of revenue, in the fourth quarter of 2012.  Non-GAAP operating income for the year ended December 31, 2013 was $115.3 million, or 30.1% of revenue. This represents a 36% increase compared to $85.0 million of non-GAAP operating income, or 23.7% of revenue, for 2012.

On a fully diluted basis, non-GAAP earnings per share were $0.32 in the fourth quarter of 2013 and they represent a 5% increase from non-GAAP diluted net income per share of $0.30 in the fourth quarter of 2012. On a fully diluted basis, non-GAAP net income per share was $1.32 for the year ended December 31, 2013, a 28% increase compared to $1.03 per share for 2012.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FOURTH QUARTER AND FULL YEAR 2013 HIGHLIGHTS

•                  Strong Renewal Rate: Advent delivered a strong initially reported renewal rate for Q3 2013 of 97%, compared to 94% the same period last year. This is the highest initial renewal rate reported in five years.

•                  International Success: Advent saw enhanced success in the international market, signing SMT Fund Services, part of Sumitomo Mitsui Bank Group, as well as Nordea Bank AB in the fourth quarter.

•                  Solid Growth in Black Diamond: Total assets on the platform increased 64% for the year to over $220 billion and the number of clients increased 29%, including many large advisory firms such as McGladrey Wealth Management and Essex Financial.  Black Diamond also achieved its highest renewal rate and client satisfaction scores in its history.

•                  New Releases Across the Product Portfolio: Advent announced global availability of new releases to several key products that includes compelling new functionality for asset and wealth management firms, alternative managers, family offices, and administrators. The updated products include Geneva®, Advent Portfolio Exchange® (APX), Moxy®, Advent Rules Manager®, and Advent Revenue Center®.

FINANCIAL GUIDANCE

Advent updates the following financial guidance for the first quarter and fiscal year 2014:

Guidance	Q1 2014	FY 2014
Total Revenue ($M)	$95 -$97	$395-$403
GAAP Operating Margin	n/a	21.0% - 21.5%
Stock Compensation Expense (% of revenue)	n/a	8%
Amortization of Intangibles (% of revenue)	n/a	2%
Non-GAAP Operating Margin	n/a	31.0% - 31.5%
Operating Cash Flow ($M)	n/a	$105 - $115
Capital Expenditures ($M)	n/a	$8 - $11
Effective Tax Rate (GAAP)	n/a	35% - 40%
Effective Tax Rate (non-GAAP)	n/a	35%

INVESTOR CALL

Advent Software, Inc. will host its Q4 2013 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q4 2013 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 866-578-5771 and request conference ID #16791928.  Telephone replay will be available through midnight February 10, 2014.  The replay number for domestic callers is 888-286-8010, and for international callers is 617-801-6888, with the conference ID of #88334133. The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead of the curve solutions, we’ve helped over 4,300 firms in nearly 60 countries – from established global institutions to small start-up practices – to grow their business and thrive.  Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2012 Annual Report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, and Advent Software, are registered trademarks of Advent Software, Inc.  Any other company names or marks mentioned herein are those of their respective owners.

CONTACTS

Media Contact:

Amanda Diamondstein-Cieplinska

Advent Software, Inc.

(415) 645-1668

adiamond@advent.com

Investor Relations Contact:

Justin Ritchie

Advent Software, Inc.

(415) 645-1683

jritchie@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	December 31	December 31
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$33,828	$58,217
Short-term marketable securities	—	111,192
Accounts receivable, net	58,717	61,069
Deferred taxes, current	24,898	18,934
Prepaid expenses and other	30,114	25,868
Current assets of discontinued operation	100	88
Total current assets	147,657	275,368
Property and equipment, net	31,698	37,269
Goodwill	207,818	206,932
Other intangibles, net	27,392	38,205
Long-term marketable securities	—	61,552
Deferred taxes, long-term	23,020	24,524
Other assets	17,372	12,994
Noncurrent assets of discontinued operation	1,337	1,609

Total assets	$456,294	$658,453

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$5,348	$5,190
Accrued liabilities	41,625	37,096
Deferred revenues	186,107	174,388
Income taxes payable	—	5,593
Current portion of long-term debt	20,000	10,000
Current liabilities of discontinued operation	600	262
Total current liabilities	253,680	232,529
Deferred revenues, long-term	7,809	8,787
Long-term income taxes payable	7,667	5,335
Long-term debt	285,000	85,000
Other long-term liabilities	11,171	13,139
Noncurrent liabilities of discontinued operation	2,782	3,804

Total liabilities	568,109	348,594

Stockholders’ (deficit) equity:
Common stock	513	505
Additional paid-in capital	42,533	453,585
Accumulated deficit	(165,870)	(154,261)
Accumulated other comprehensive income	11,009	10,030
Total stockholders’ (deficit) equity	(111,815)	309,859

Total liabilities and stockholders’ (deficit) equity	$456,294	$658,453

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
Net revenues:
Recurring revenues	$89,019	$83,875	$349,881	$324,627
Non-recurring revenues	8,560	8,142	33,078	34,192

Total net revenues	97,579	92,017	382,959	358,819

Cost of revenues (1):
Recurring revenues	18,417	16,991	70,590	68,953
Non-recurring revenues	8,956	9,890	40,044	43,505
Amortization of developed technology	1,682	2,558	9,087	10,258

Total cost of revenues	29,055	29,439	119,721	122,716

Gross margin	68,524	62,578	263,238	236,103

Operating expenses (1):
Sales and marketing	20,098	18,566	79,065	74,688
Product development	17,464	16,637	69,718	67,014
General and administrative	10,842	10,144	54,737	37,763
Amortization of other intangibles	912	958	3,775	3,825
Recapitalization costs	—	—	6,041	—
Restructuring charges	811	3,581	3,770	3,634

Total operating expenses	50,127	49,886	217,106	186,924

Income from continuing operations	18,397	12,692	46,132	49,179
Interest and other income (expense), net	(2,603)	(515)	(7,213)	(1,620)

Income from continuing operations before income taxes	15,794	12,177	38,919	47,559
Provision for income taxes	4,777	4,147	10,167	17,328

Net income from continuing operations	$11,017	$8,030	$28,752	$30,231

Discontinued operation:
Net (loss) income from discontinued operation (net of applicable taxes of $(11), $(8), $34 and $126, respectively)	(18)	(49)	50	184

Net income	$10,999	$7,981	$28,802	$30,415

Basic net income (loss) per share (2):
Continuing operations	$0.22	$0.16	$0.56	$0.60
Discontinued operation	(0.00)	(0.00)	0.00	0.00
Total operations	$0.22	$0.16	$0.56	$0.60

Diluted net income (loss) per share (2):
Continuing operations	$0.20	$0.16	$0.54	$0.58
Discontinued operation	(0.00)	(0.00)	0.00	0.00
Total operations	$0.20	$0.15	$0.54	$0.58

Weighted average shares used to compute net income (loss) per share:
Basic	51,105	50,276	51,207	50,614
Diluted	53,844	51,802	53,378	52,425

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$844	$595	$3,491	$2,405
Cost of non-recurring revenues	563	310	3,253	1,236
Total cost of revenues	1,407	905	6,744	3,641

Sales and marketing	2,345	1,902	13,265	7,165
Product development	1,922	1,483	8,863	5,821
General and administrative	1,908	1,167	19,307	4,174
Total operating expenses	6,175	4,552	41,435	17,160

Total stock-based employee compensation expense	$7,582	$5,457	$48,179	$20,801

(2) Net income (loss) per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31
	2013	2012
Cash flows from operating activities:
Net income	$28,802	$30,415
Adjustment to net income for discontinued operation net income	(50)	(184)
Net income from continuing operations	28,752	30,231

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	48,179	20,801
Excess tax benefit from stock-based compensation	(7,477)	(7,785)
Depreciation and amortization	24,393	25,879
Amortization of debt issuance costs	947	381
Provision for doubtful accounts	278	403
(Reduction of) provision for sales reserves	(306)	1,154
Deferred income taxes	4,589	5,230
Other	29	(252)
Effect of statement of operations adjustments	70,632	45,811
Changes in operating assets and liabilities:
Accounts receivable	2,074	575
Prepaid and other assets	(1,762)	822
Accounts payable	27	(5,368)
Accrued liabilities	(6,089)	(2,055)
Deferred revenues	11,047	7,151
Income taxes payable	(6,117)	9,453
Effect of changes in operating assets and liabilities	(820)	10,578

Net cash provided by operating activities from continuing operations	98,564	86,620

Cash flows from investing activities:
Cash used in acquisition	—	(700)
Purchases of property and equipment	(5,616)	(6,369)
Capitalized software development costs	(1,995)	(2,137)
Purchases of marketable securities	(57,863)	(220,994)
Sales and maturities of marketable securities	228,619	118,588
Change in restricted cash	—	95

Net cash provided by (used in) investing activities from continuing operations	163,145	(111,517)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	19,495	5,173
Proceeds from common stock issued under the employee stock purchase plan	6,293	6,661
Excess tax benefits from stock-based compensation	7,477	7,785
Withholding taxes related to equity award net share settlement	(11,833)	(5,496)
Proceeds from debt	375,000	50,000
Repayment of debt	(165,000)	(5,000)
Debt issuance costs	(5,725)	—
Repurchase of common stock	(41,256)	(41,275)
Payment of cash dividend	(470,133)	—

Net cash (used in) provided by financing activities from continuing operations	(285,682)	17,848

Net cash transferred to discontinued operation	(375)	(561)

Effect of exchange rate changes on cash and cash equivalents	(41)	302

Net change in cash and cash equivalents from continuing operations	(24,389)	(7,308)
Cash and cash equivalents of continuing operations at beginning of period	58,217	65,525

Cash and cash equivalents of continuing operations at end of period	$33,828	$58,217

	Twelve Months Ended December 31
	2013	2012
Supplemental disclosure of cash flow information:
Cash flows from discontinued operation:
Net cash used in operating activities	$(375)	$(561)
Net cash transferred from continuing operations	375	561
Net change in cash and cash equivalents from discontinued operation	—	—
Cash and cash equivalents of discontinued operation at beginning of period	—	—
Cash and cash equivalents of discontinued operation at end of period	$—	$—

            The cash flows from the discontinued operation, as presented in the condensed consolidated statement of cash flows, relate to the operations of MicroEdge, Inc.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended December 31
	2013		2012
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$68,524	70.2%	$62,578	68.0%
Amortization of acquired intangibles	1,177		1,908
Stock-based compensation	1,407		905
Non-GAAP gross margin	$71,108	72.9%	$65,391	71.1%

GAAP operating income	$18,397	18.9%	$12,692	13.8%
Amortization of acquired intangibles	2,089		2,866
Stock-based compensation	7,582		5,457
Restructuring charges	811		3,581
Non-GAAP operating income	$28,879	29.6%	$24,596	26.7%

GAAP net income	$11,017		$8,030
Amortization of acquired intangibles	2,089		2,866
Stock-based compensation	7,582		5,457
Restructuring charges	811		3,581
Income tax adjustment (1)	(4,420)		(4,281)
Non-GAAP net income	$17,079		$15,653

GAAP net income	$11,017		$8,030
Net interest	2,510		408
Provision for income taxes	4,777		4,147
Depreciation expense	2,895		2,991
Amortization expense	2,594		3,516
Stock-based compensation	7,582		5,457
Adjusted EBITDA	$31,375		$24,549

Diluted net income per share
GAAP	$0.20		$0.16
Non-GAAP	$0.32		$0.30

Shares used to compute diluted net income per share	53,844		51,802

(1) The estimated non-GAAP effective tax rate was 35% for the three months ended December 31, 2013 and 2012, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Twelve Months Ended December 31
	2013		2012
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$263,238	68.7%	$236,103	65.8%
Amortization of acquired intangibles	6,841		7,599
Stock-based compensation	6,744		3,641
Non-GAAP gross margin	$276,823	72.3%	$247,343	68.9%

GAAP operating income	$46,132	12.0%	$49,179	13.7%
Amortization of acquired intangibles	10,616		11,424
Stock-based compensation	48,179		20,801
Restructuring charges	3,770		3,634
Recapitalization costs	6,041		—
Transaction related fees	565		—
Non-GAAP operating income	$115,303	30.1%	$85,038	23.7%

GAAP net income	$28,752		$30,231
Amortization of acquired intangibles	10,616		11,424
Stock-based compensation	48,179		20,801
Restructuring charges	3,770		3,634
Recapitalization costs	6,692		—
Transaction related fees	565		—
Income tax adjustment (1)	(27,892)		(11,868)
Non-GAAP net income	$70,682		$54,222

GAAP net income	$28,752		$30,231
Net interest	6,949		1,732
Provision for income taxes	10,167		17,328
Depreciation expense	11,531		11,796
Amortization expense	12,862		14,083
Stock-based compensation	48,179		20,801
Adjusted EBITDA	$118,440		$95,971

Diluted net income per share
GAAP	$0.54		$0.58
Non-GAAP	$1.32		$1.03

Shares used to compute diluted net income per share	53,378		52,425

(1) The estimated non-GAAP effective tax rate was 35% for the twelve months ended December 31, 2013 and 2012, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections for the non-GAAP measure of its continuing operations’ operating income percentage. This non-GAAP measure excludes certain costs and expenses which we believe is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. Adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

Twelve Months Ending December 31, 2014
Continuing Operations
Operating Income %

Projected GAAP	21.0% to 21.5%

Projected stock-based compensation adjustment	8.0%
Projected amortization of acquired developed technology and other acquired intangible asset adjustment	2.0%

Projected non-GAAP	31.0% to 31.5%